Exhibit 10.3
EXECUTION COPY

SIXTH AMENDMENT TO THE SECOND AMENDED
AND RESTATED RECEIVABLES PURCHASE AGREEMENT
THIS SIXTH AMENDMENT TO THE SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of October 4, 2013 (this “Amendment”), is entered into by and among U. S. STEEL RECEIVABLES LLC, a Delaware limited liability company, as Seller (the “Seller”), UNITED STATES STEEL CORPORATION (in its individual capacity, “USS”), a Delaware corporation, as initial Servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), the FUNDING AGENTS listed on the signature pages hereto, the CP CONDUIT PURCHASERS listed on the signature pages hereto, the COMMITTED PURCHASERS listed on the signature pages hereto, the LC BANKS listed on the signature pages hereto, MARKET STREET FUNDING LLC (“Market Street”), as Assignor (as defined below), PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Assignee (as defined below) and THE BANK OF NOVA SCOTIA, a Canadian chartered bank, as Collateral Agent for the CP Conduit Purchasers, Committed Purchasers and LC Banks (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”). Capitalized terms used and not otherwise defined herein are used as defined in the Second Amended and Restated Receivables Purchase Agreement, dated as of September 27, 2006 (as amended or otherwise modified through the date hereof, the “Agreement”), among the Seller, the Servicer, the CP Conduit Purchasers from time to time party thereto, the Committed Purchasers from time to time party thereto, the LC Banks from time to time party thereto, the Funding Agents and the Collateral Agent.
WHEREAS, Market Street, as the assignor (in such capacity, the “Assignor”), desires to sell, assign and delegate to PNC, as the assignee (in such capacity, the “Assignee”), all of the Assignor’s rights under, interest in, title to and obligations under the Agreement and the other Transaction Documents (collectively, the “Assigned Documents”), and the Assignee desires to purchase and assume from the Assignor all of the Assignor’s rights under, interest in, title to and obligations under the Assigned Documents.
WHEREAS, after giving effect to the assignment and assumption contemplated in Section 1 of this Amendment, each of the parties hereto desires that Market Street cease to be a party to the Agreement and each of the other Assigned Documents to which it is a party and to be discharged from its duties and obligations as a Purchaser or otherwise under the Agreement and each of the other Assigned Documents except to the extent otherwise set forth in this Amendment.
WHEREAS, the parties hereto desire to amend the Agreement in certain respects as provided herein.
NOW THEREFORE, in consideration of the premises and other material covenants contained herein, the parties hereto agree as follows:
SECTION 1.    Assignment and Assumption.
(a)    Sale and Assignment by Assignor to Assignee. At or before 2:00 pm (New York time) on the date hereof, the Assignee shall pay to the Assignor, in

707460764 99588428

immediately available funds, (i) the amount set forth on Schedule I hereto (such amount, the “Capital Payment”) representing 100.00% of the aggregate Capital of the Assignor under the Agreement on the date hereof and (ii) the amount set forth on Schedule I hereto representing all accrued but unpaid (whether or not then due) Discount, Fees and other costs and expenses payable in respect of such Capital to but excluding the date hereof (such amount, the “CP Costs and Other Costs”; together with the Capital Payment, collectively, the “Payoff Amount”). Upon the Assignor’s receipt of the Payoff Amount in its entirety, the Assignor hereby sells, transfers, assigns and delegates to the Assignee, without recourse, representation or warranty except as otherwise provided herein, and the Assignee hereby irrevocably purchases, receives, accepts and assumes from the Assignor, all of the Assignor’s rights under, interest in, title to and all its obligations under the Agreement and the other Assigned Documents. Without limiting the generality of the foregoing, the Assignor hereby assigns to the Assignee all of its right, title and interest in the Purchased Interest.
Payment of each portion of the Payoff Amount shall be made by wire transfer of immediately available funds in accordance with the payment instructions set forth on Schedule II hereto.
(b)    Removal of Assignor. From and after the Effective Date (as defined below), the Assignor shall cease to be a party to the Agreement and each of the other Assigned Documents to which it was a party and shall no longer have any rights or obligations under the Agreement or any other Assigned Document (other than such rights and obligations which by their express terms survive termination thereof).
(c)    Acknowledgement and Agreement.    Each of the parties and signatories hereto (i) hereby acknowledges and agrees to the sale, assignment and assumption set forth in clause (a) above and (ii) expressly waives any notice or other applicable requirements set forth in any Transaction Document as a prerequisite or condition precedent to such sale, assignment and assumption (other than as set forth herein).
SECTION 2.    Amendments to the Agreement. The Agreement is hereby amended as follows:
(a)    The following new Section 1.2(g) is hereby added to the Agreement immediately following existing Section 1.2(f) thereof:
(g)    Each of the parties hereto hereby acknowledges and agrees that from and after the Sixth Amendment Effective Date, the PNC Bank, National Association Purchaser Group shall not include a CP Conduit Purchaser, and each request by the Seller for Funded Purchases by the CP Conduit Purchasers under this Agreement with respect to the PNC Bank, National Association Purchaser Group shall be deemed to be a request that the related Committed Purchasers in PNC Bank, National Association’s Purchaser Group make their ratable share of such Funded Purchases.

707460764 99588428    2

(b)    Section 1.8(b) of the Agreement is hereby amended by replacing the term “Eurodollar Rate” in each instance where it appears therein with the phrase “Eurodollar Rate or LMIR”.
(c)    Section 1.11 of the Agreement is hereby replaced in its entirety with the following:
Section 1.11. Inability to Determine Eurodollar Rate or LMIR; Change in Legality.
(a)    If any Funding Agent shall have determined before the first day of any Accrual Period (or solely with respect to LMIR, on any day) (which determination shall be conclusive and binding upon the parties hereto), by reason of circumstances affecting the interbank Eurodollar market, either that: (i) dollar deposits in the relevant amounts and for the relevant Accrual Period (or portion thereof) are not available, (ii) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate or LMIR for such Accrual Period (or portion thereof) or (iii) the Eurodollar Rate or LMIR determined pursuant hereto does not accurately reflect the cost to the applicable Affected Person (as conclusively determined by such Funding Agent) of maintaining any Portion of Capital during such Accrual Period (or portion thereof), such Funding Agent shall promptly give telephonic notice of such determination, confirmed in writing, to the Seller before the first day of such Accrual Period (or solely with respect to LMIR, on such day). Upon delivery of such notice: (i) no Portion of Capital shall be funded thereafter at the Alternate Rate determined by reference to the Eurodollar Rate or LMIR unless and until such Funding Agent shall have given notice to the Seller that the circumstances giving rise to such determination no longer exist, and (ii) with respect to any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Eurodollar Rate or LMIR, such Alternate Rate shall, on the immediately succeeding Accrual Date (or solely with respect to LMIR, immediately), automatically be converted to the Alternate Rate determined by reference to the Base Rate at the respective last days of the then-current Accrual Periods (or solely with respect to LMIR, immediately) relating to such Portions of Capital.
(b)    If, on or before the first day of any Accrual Period (or solely with respect to LMIR, on any day), any Funding Agent shall have been notified by any Affected Person that such Affected Person has determined (which determination shall be final and conclusive) that any Change in Law, or compliance by such Affected Person with any Change in Law, shall make it unlawful or impossible for such Affected Person to fund or maintain any Portion of Capital at or by reference to the Eurodollar Rate or LMIR, such Funding Agent shall notify the Seller, the Collateral Agent and each other Funding Agent thereof. Upon receipt of such notice, until the applicable Funding Agent notifies the Seller, the Collateral Agent and each other Funding

707460764 99588428    3

Agent that the circumstances giving rise to such determination no longer apply, (i) no Portion of Capital shall be funded at or by reference to the Eurodollar Rate or LMIR and (ii) the Discount for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Eurodollar Rate or LMIR shall be converted to the Alternate Rate determined by reference to the Base Rate either (x) on the last day of the then current Accrual Period (or solely with respect to LMIR, immediately) if such Affected Person may lawfully continue to maintain such Portion of Capital at or by reference to the Eurodollar Rate or LMIR to such day, or (y) immediately, if such Affected Person may not lawfully continue to maintain such Portion of Capital at or by reference to the Eurodollar Rate or LMIR to such day.
(d)    The signature block for Market Street set forth on signature page S-6 of the Agreement is hereby deleted in its entirety.
(e)    The notice information for PNC in each of its capacities under the Agreement is hereby replaced in its entirety with the following:
Address:    PNC Bank, National Association
Three PNC Plaza
225 Fifth Avenue
Pittsburgh, PA 15222-2707
Attention:    Robyn Reeher
Telephone:    (412) 768-3090
Facsimile:    (412) 762-9184
(f)    The following new defined terms and definitions thereof are hereby added to Exhibit I to the Agreement in appropriate alphabetical order:
“LMIR” means for any day during any Accrual Period, the one‑month Eurodollar rate for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Collateral Agent from another recognized source for interbank quotation), in each case, changing when and as such rate changes.
“Sixth Amendment Effective Date” means the date on which that certain Sixth Amendment to this Agreement, dated as of October 4, 2013, becomes effective in accordance with its terms.

707460764 99588428    4

(g)    The definition of “Alternate Rate” set forth in Exhibit I to the Agreement is replaced in its entirety with the following:
“Alternate Rate” for any Accrual Period for any Net Investment (or portion thereof) funded by any Purchaser other than through the issuance of Notes, means an interest rate per annum equal to: (I) solely with respect to PNC, as a Purchaser, (a) the daily average LMIR for such Accrual Period, or, if LMIR is then unavailable, (b) the Base Rate for such Accrual Period or (II) with respect to any Purchaser other than PNC, (a) 3.00% per annum above the Eurodollar Rate for such Accrual Period, or, if the Eurodollar Rate is then unavailable, (b) the Base Rate for such Accrual Period; provided, however, that the “Alternate Rate” for any day while a Termination Event exists shall be an interest rate equal to 4.00% per annum above the Eurodollar Rate or LMIR (or if for any reason, the Eurodollar Rate or LMIR is unavailable at such time, the Base Rate) in effect on such day.
(h)    The definition of “Business Day” set forth in Exhibit I to the Agreement is replaced in its entirety with the following:
“Business Day” means any day (other than a Saturday or Sunday) on which: (a) banks are not authorized or required to close in New York, New York and (b) if this definition of “Business Day” is utilized in connection with the Eurodollar Rate or LMIR, dealings are carried out in the London interbank market.
(i)    The definition “Year” set forth in the definition of “Discount” set forth in Exhibit I to the Agreement is hereby amended by replacing the term “Eurodollar Rate” where it appears therein with the phrase “Eurodollar Rate or LMIR”.
(j)    Annex F to the Agreement is hereby replaced in its entirety with Exhibit A attached hereto.
(k)    Annex G to the Agreement is hereby replaced in its entirety with Exhibit B attached hereto.
SECTION 3.    Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, the Agreement shall remain in full force and effect. All references to the Agreement shall be deemed to mean the Agreement as modified hereby. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Agreement, as amended by this Amendment, as though such terms and conditions were set forth herein.

707460764 99588428    5

SECTION 4.    Effectiveness of this Amendment. This Amendment shall become effective as of the date hereof (the “Effective Date”) upon satisfaction of each of the following conditions precedent: (I) the Assignor shall have received the Payoff Amount in its entirety in accordance with Section 1 of this Amendment and (II) receipt by the Collateral Agent of each of the following, each in form and substance satisfactory to the Collateral Agent:

(i)	counterparts of this Amendment duly executed by each of the parties hereto; and

(ii)	counterparts of the amended and restated Fee Letter, dated as of the date hereof, duly executed by each of the parties thereto.
SECTION 5.    Representations and Warranties of USS and Seller; Further Assurances. Each of USS and the Seller hereby represents and warrants to the Collateral Agent, each Funding Agent, each Purchaser and the Assignee as follows:
A.    Representations and Warranties. Each of the representations and warranties made by it under each of the Transaction Documents to which it is a party are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct and correct as of such earlier date).
B.    Enforceability. The execution and delivery by each of the Seller and USS of this Amendment, and the performance of each of its obligations under this Amendment and the Agreement, as amended hereby, are within each of its corporate powers and have been duly authorized by all necessary corporate action on each of its parts. This Amendment and the Agreement, as amended hereby, are each of the Seller’s and USS’s valid and legally binding obligations, enforceable in accordance with its terms.
C.    No Default. Both before and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Termination Event or Unmatured Termination Event exists or shall exist.
SECTION 6.    No Proceedings. Each of the parties hereto hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, Market Street any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by Market Street is paid in full. The provisions of this Section 6 shall survive any termination of the Agreement.
SECTION 7.    Miscellaneous.
A.    This Amendment may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which when so executed and delivered shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. Delivery by facsimile or email of an executed signature page of this Amendment shall be effective as delivery of an executed counterpart hereof.

707460764 99588428    6

B.    The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
C.    This Amendment may not be amended or otherwise modified except as provided in the Agreement.
D.    Any provision in this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
E.    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW).
(signatures begin on the next page)

707460764 99588428    7

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.
UNITED STATES STEEL CORPORATION,
as initial Servicer
By:     /s/ John Quaid
Name:    John Quaid
Title:    Vice President and Treasurer

U. S. STEEL RECEIVABLES LLC,
as Seller

By:     /s/ John Quaid
Name:    John Quaid
Title:    Vice President

707460764 99588428    S-1    6th Amendment to 2nd A&R RPA

LIBERTY STREET FUNDING LLC,
as a CP Conduit Purchaser

By:    /s/ Jill A. Russo
Name:    Jill A. Russo
Title:    Vice President

THE BANK OF NOVA SCOTIA,
as a Committed Purchaser for
Liberty Street Funding LLC

By:    /s/ Rafael Tobon
Name:    Rafael Tobon
Title:    Director

THE BANK OF NOVA SCOTIA,
as LC Bank for the Purchaser Group
for which The Bank of Nova Scotia
acts as Funding Agent

By:    /s/ Rafael Tobon
Name:    Rafael Tobon
Title:    Director

THE BANK OF NOVA SCOTIA,
as Funding Agent for Liberty Street Funding LLC, as CP Conduit Purchaser and
The Bank of Nova Scotia,
as Committed Purchaser and as LC Bank

By:    /s/ Rafael Tobon
Name:    Rafael Tobon
Title:    Director

707460764 99588428    S-2    6th Amendment to 2nd A&R RPA

MARKET STREET FUNDING LLC,
as a CP Conduit Purchaser and Assignor

By:    /s/ Doris J. Hearn
Name:    Doris J. Hearn
Title:    Vice President

PNC BANK, NATIONAL ASSOCIATION,
as Committed Purchaser for
PNC Bank, National Association
and as Assignee

By:    /s/ Robyn Reeher
Name:    Robyn Reeher
Title:    Vice President

PNC BANK, NATIONAL ASSOCIATION,
as LC Bank for the Purchaser Group
for which PNC Bank, National Association
acts as Funding Agent

By:    /s/ Robyn Reeher
Name:    Robyn Reeher
Title:    Vice President

PNC BANK, NATIONAL ASSOCIATION,
as Funding Agent for
PNC Bank, National Association,
as Committed Purchaser and LC Bank

By:    /s/ Robyn Reeher
Name:    Robyn Reeher
Title:    Vice President

707460764 99588428    S-3    6th Amendment to 2nd A&R RPA

THE BANK OF NOVA SCOTIA,
as Collateral Agent

By:    /s/ Rafael Tobon
Name:    Rafael Tobon
Title:    Director

707460764 99588428    S-4    6th Amendment to 2nd A&R RPA

SCHEDULE I

ASSIGNMENTS AND PAYMENT AMOUNTS

Section 1.

Capital Payment:	$0

Section 2.

Discount:	$30,600.00
Fees:	$0
Other Amounts:	$0
CP Costs and Other Costs:	$30,600.00

707460764 99588428    Schedule I

SCHEDULE II

WIRING INSTRUCTIONS

Wiring instructions with respect to amounts payable to the Assignor:

Bank Name:	PNC Bank, National Association
ABA #:	43000096
Account #:
Account Name:	Market Street Funding LLC
Reference:	U.S. Steel Receivables LLC

707460764 99588428    Schedule II

EXHIBIT A

ANNEX F
to Receivables Purchase Agreement
FORM OF NOTICE OF DESIGNATED OBLIGOR DESIGNATION
[Insert Date]

The Bank of Nova Scotia One Liberty Plaza New York, New York 10006 Attention: Darren Ward	PNC Bank, National Association Three PNC Plaza 225 Fifth Avenue Pittsburgh, PA 15222-2707 Attention: Robyn Reeher
Liberty Street Funding LLC c/o Global Securitization Services, LLC 114 West 47th Street New York, New York 10036 Attention: Andrew L. Stidd

Re:
Second Amended and Restated Receivables Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “RPA”) dated as of September 27, 2006 among U. S. Steel Receivables LLC as Seller (the “Seller”), United States Steel Corporation (formerly United States Steel, LLC), as initial Servicer (the “Servicer”), the persons party thereto as
CP Conduit Purchasers, Committed Purchasers, LC Banks and Funding Agents and The Bank of Nova Scotia as Collateral Agent (the “Collateral Agent”)

Ladies and Gentlemen:

The Seller hereby designates [Insert Name of Designated Obligor], now a Classified Obligor, a “Designated Obligor” pursuant to the terms of the request dated [Insert Date of Request], the acceptance dated [Insert Date of Acceptance] and the RPA.

Accordingly, effective as of the date hereof, the following Classified Obligors now constitute Designated Obligors under the RPA:

[Insert Names of Designated Obligors]1

________________________
1    List new Designated Obligor together with existing Designated Obligors

707460764 99588428    Annex F-1

Capitalized terms used in this letter that are not otherwise defined have the meanings ascribed to them in the RPA.

Sincerely,

By:____________________________
G. P. Schmidt
Treasurer

707460764 99588428    Annex F-2

EXHIBIT B

ANNEX G
to Receivables Purchase Agreement
FORM OF REQUEST TO REINSTATE AN EXCLUDED OBLIGOR
[Date]

The Bank of Nova Scotia One Liberty Plaza New York, NY 10006 Attention: Darren Ward	PNC Bank, National Association Three PNC Plaza 225 Fifth Avenue Pittsburgh, PA 15222‑2707 Attention: Robyn Reeher

Re:
Second Amended and Restated Receivables Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “RPA”) dated as of September 27, 2006 among U. S. Steel Receivables LLC as Seller (the “Seller”), United States Steel Corporation as initial Servicer (the “Servicer”), the persons party thereto as CP Conduit Purchasers, Committed Purchasers, Funding Agents and LC Banks and The Bank of Nova Scotia as Collateral Agent

Ladies and Gentlemen:

This is a request that [Insert Name of Excluded Obligor] (the “Reinstated Obligor”), solely with respect to receivables created on and after [Insert Date], no longer be classified as an “Excluded Obligor” [and instead be classified as a “Classified Obligor”]2 pursuant to the terms hereof and of the RPA.

Each of the Seller and the Servicer, each for itself only, hereby (A) represents and warrants that, immediately prior to and immediately after giving effect to the transactions contemplated by this letter each of the representations, warranties, covenants and agreements made by it under each of the Transaction Documents to which it is a party are true and correct as of the date hereof and no Unmatured Event of Termination or Event of Termination exists or will exist and (B) agrees to provide (or to cause to be provided) to the Collateral Agent and each Funding Agent and Purchaser, executed copies of all documents, agreements, instruments, certificates, UCC financing statements or terminations or other reports, records, or receipts and to make any reasonable adjustments to any reports delivered or to be delivered under the RPA, if any, relating to the subject matter hereof and as the Collateral Agent, any Funding Agent or any Purchaser may from time to time reasonably request.
________________________
2 Delete bracketed text if Collateral Agent and Funding Agents are not consenting to Classified Obligor designation.

707460764 99588428    Annex G-1

Each of the Seller and the Servicer understands and acknowledges that each of the Collateral Agent and each Funding Agent is entering into the transactions contemplated by this letter on the express understanding with each of the other parties hereto that, in entering into this letter, it is not establishing any course of dealing with any such Person. Each of the Collateral Agent’s, the Funding Agents’ and the Purchasers’ rights to require strict performance with each of the terms and conditions of the RPA and each other Transaction Document shall not in any way be impaired or affected by the execution hereof, except to the extent expressly set forth herein. None of the Collateral Agent, any Funding Agent or any Purchaser shall be obligated in any manner to execute any future amendments, waivers, letters, agreements, documents or other instruments and if any such amendment, waiver, letter, agreement, document or other instrument is requested in the future, assuming the terms and conditions thereof are otherwise satisfactory to it, each such Person may, in connection with considering whether or not to agree or consent to or acknowledge the terms of any such amendment, waiver, letter, agreement, document or other instrument, require the Seller and/or the Servicer to prepare and deliver (or cause to be prepared and delivered) such other agreements, reports, historical data or other information or documents in order to determine, in its sole discretion, whether or not to agree or consent to or acknowledge the terms and conditions thereof.

We ask that the Collateral Agent and each Funding Agent grant this request by executing this letter in the space provided and returning a copy to the Servicer and each of the other parties hereto. The parties each agree that from and after the date hereof the Reinstated Obligor shall no longer be classified as an Excluded Obligor [and instead shall be classified as a Classified Obligor, in each case]3 solely with respect to receivables created on and after [Insert Date] and the RPA is hereby modified to reflect such modification.

[The Servicer shall notify each of the Collateral Agent, the Funding Agents and the Purchasers in writing prior to designating the Reinstated Obligor (in its capacity as a Classified Obligor) as a Designated Obligor using a notice in the form attached to the RPA as Annex F (the “Designated Obligor Notice”). From and after the date of any Designated Obligor Notice, neither the Seller nor the Servicer shall without the prior written consent of each of the Collateral Agent and the Funding Agents include any Receivables owed by the Reinstated Obligor in any of the calculations of the Default Ratio, Delinquency Ratio or Dilution Ratio under the RPA.]4

________________________
3 Delete bracketed text if Collateral Agent and Funding Agents are not consenting to Classified Obligor designation.
4 Delete bracketed text if Collateral Agent and Funding Agents are not consenting to Classified Obligor designation.

707460764 99588428    Annex G-2

Capitalized terms used in this letter that are not otherwise defined have the meanings ascribed to them in the RPA.

Sincerely,

U. S. STEEL RECEIVABLES LLC	UNITED STATES STEEL CORPORATION, as Servicer
By:________________________________ G. P. Schmidt Treasurer	By:_______________________________ J. J. Quaid Vice President & Treasurer

707460764 99588428    Annex G-3

By their execution hereof, each of the Collateral Agent and each Funding Agent agrees the aforementioned Reinstated Obligor is no longer an “Excluded Obligor” [and instead is a “Classified Obligor”]5 pursuant to the terms hereof and of the RPA and solely with respect to receivables created on and after [Insert Date].

Collateral Agent:
THE BANK OF NOVA SCOTIA, as Collateral Agent
By: Name: Title:

Funding Agents:
THE BANK OF NOVA SCOTIA, as a Funding Agent	PNC BANK, NATIONAL ASSOCIATION, as a Funding Agent
By: Name: Title:	By: Name: Title:

LIBERTY STREET FUNDING LLC, as a CP Conduit Purchaser
By: Name: Title:

________________________
5 Delete bracketed text if Collateral Agent and Funding Agents are not consenting to Classified Obligor designation.

707460764 99588428    Annex G-4